EXHIBIT 10.2

DATA RESEARCH ASSOCIATES, INC. CAFETERIA PLAN


  The Data Research Associates, Inc. Cafeteria Plan (the "Plan") is designed to provide eligible Employees with a choice between current compensation and the payment by their Employer of certain medical insurance premiums and dependent care assistance expenses. The Plan is intended to qualify as a cafeteria plan under section 125 of the Internal Revenue Code of 1986, as amended, and is to be interpreted in a manner consistent with the requirements of that section. In connection with the Dependent Care Assistance Trust established hereunder Michael J. Mellinger has agreed to serve as Trustee thereof and has agreed that Such Trust shall be governed by the terms set forth herein.


ARTICLE I
DEFINITIONS

    1.01  "Anniversary Date" means the first day of any subsequent Plan Year.

    1.02 "Annual Benefit" means a benefit elected hereunder and provided during the Plan Year.

    1.03 "Benefit Election Form" means the form promulgated by the Plan Administrator by which a Participant enrolls and elects Benefits in accordance with Article III and otherwise agrees to a reduction of his salary or other compensation to provide funds for the benefits described in this Plan.

    1.04 "Benefits" means those benefits or coverages available for election by a Participant under Article VI.

    1.05 "Board of Directors" means the duly elected Board of Directors of the Company, as constituted from time to time.

    1.06  "Code" means the Internal Revenue Code of 1986, as amended.

    1.07  "Company" means Data Research Associates, Inc., the sponsor of the
          Plan.

    1.08 "Compensation" means the salary paid to an Employee by an Employer, including:

             (a)any elective contribution made to the 401(k) Plan maintained by the Company as the result of any salary reduction agreement entered into by the Participant under Section 401(k) of the Code; and

             (b)any Employer contributions made to the Plan as the result of a salary reduction agreement pursuant to Section 5.01.

    1.09 "Effective Date" means May 1, 1991 with respect to the Plan. This restatement of the Plan shall be effective July 1, 1997.

    1.10 "Election Period" means the 30-day period immediately preceding any Anniversary Date.

    1.11  "Employee" means any individual who is employed by an Employer.

    1.12 "Employer" means Data Research Associates, Inc. or any affiliate or successor of either that subsequently adopts this Plan. Such term includes any other organization that is a member of a controlled group of businesses with any Employer within the meaning of Sections 414(b), (c), and (m) of the Code.

    1.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    1.14 "Fiduciary" means any person who has discretionary authority with respect to administration of the Plan, handling of the Plan's assets, or acts as a professional investment advisor or fund manager with respect to the Plan's assets.

    1.15 "Life Event" means, and is limited to a Participant's marriage or divorce; the death of a Participant's spouse or child; the birth or adoption of a Participant's child; or the termination of employment of the Participant's spouse; a change in employment status from full-time to part-time (or vice versa) by the Participant or the Participant's spouse; taking of an unpaid leave of absence by either the Participant or the Participant's spouse; or a significant change in the Participant's health benefits coverage, or of such coverage related to the spouse's employment.

    1.16 "Named Fiduciary" means the Company, an Employer, the Plan Administrator, and the Trustee.

    1.17 "Participant" means an Employee who becomes a Participant pursuant to Article II.

    1.18 "Plan" means the Data Research Associates, Inc. Cafeteria Plan and related Trust created by this Agreement, as it may hereafter be amended from time to time.

    1.19 "Plan Administrator" means the person appointed by the Company with authority and responsibility to manage and direct the operation and administration of the Plan. If no such person is named, the Plan Administrator shall be the Company.

    1.20 "Plan Year" means the annual accounting period of the Plan, which shall begin January 1 of each year and end on December 31 of each year.

    1.21 "Qualified Benefit" means any benefit excluded from taxation under Chapter I of the Code (other than Sections 117, 124, 127, or 132), including (a) any group-term life insurance coverage that is includible in gross income only by virtue of exceeding the dollar limitation on nontaxable coverage under Section 79 of the Code; and
          (b) any other benefit permitted by the Income Tax Regulations.

    1.22 "Reimbursable Expense" means any out-of-pocket expense of a Participant that qualifies for reimbursement under the Dependent Care Assistance Benefit.

    1.23 "Service" means the performance of service for an Employer as an Employee for at least one hour during a month in the 12-consecutive month period beginning on an Employee's hire date, and each anniversary thereof, for which the Employee is compensated or entitled to be compensated.

    1.24 "Trustee" means the person, persons or institution (and their successors) appointed by the Board of Directors as provided in
          Article VIII hereof and empowered to hold and disburse the funds that are created hereunder.

ARTICLE II
ELIGIBILITY AND PARTICIPATION

    2.01  Eligibility to Participate
          Each Employee of the Company shall be eligible to participate in the Plan on the first day of the month coincident with, or next following, the day on which the Employee has completed and filed a Benefit Election Form in accordance with Article III.

          Notwithstanding the elective provisions as to benefits contained herein, it is provided that participation in the Insurance Premium Benefits described in Article VI shall be automatic for any Employee who has previously elected any form of payroll deduction for insurance premiums for any benefit described in Article VI, and the adjustments to any such Employee's taxable wages occasioned by the salary reduction provisions of the proposed or final Income Tax Regulations under Section 125 of the Code shall be deemed to have been consented to, unless the Employee has elected to cancel any such insurance coverage during any applicable enrollment period for health insurance or has filed a negative election with the Plan Administrator relative to the applicability of Section 125 to such payroll deductions.

    2.02  Termination of Participation
          Participation shall terminate on the last day of the month that an Employee ceases to be an Employee.

          Subject to any specific limitations for any particular benefit which the Participant has elected, (a) participation shall be continued during a leave of absence for which the Participant continues to receive a salary from his or her employer and (b) participation shall be suspended during an unpaid leave of absence; provided, however, nothing in this Section shall prevent a Participant on unpaid leave from utilizing any available Reimbursement Account benefits, as provided below, as if such Participant were otherwise actively employed by the Company.

          Notwithstanding any other provision herein, nothing contained in this Plan shall have the effect of negating the rights of any Participant, or beneficiary of any Participant, to continuation of medical-type benefits, as may otherwise be required by Code or by ERISA.


ARTICLE III
BENEFIT ELECTIONS

    3.01 Benefit Election and Salary Reduction Agreement Form Contents The Benefit Election and Salary Reduction Agreement form shall contain the following information:

(a)  Name of the Participant;

(b) Benefits elected by the Participant pursuant to Article VI, including any negative election relative to any Insurance Premium Benefit;

(c) The Plan Year, or other period of time, for which such elections are effective;

(d) Specific amounts to be allocated to the Benefit Account for each elected Benefit (provided that an election to participate in the Insurance Premium Benefits of the Plan shall be deemed to be made at the Participant's share of the insurance premium expense);

A provision by which an Employee agrees to a salary reduction to the extent that employee contributions are required to purchase benefits elected under the Plan;

Such additional information as the Plan Administrator shall deem appropriate.

    3.02  Election of Benefits
(a) An Employee who is a Participant must complete, sign and file an Benefit Election Form with the Plan Administrator prior to July 1, 1997 in order to become a Participant for the
1997 Plan Year; provided, however, no affirmative election shall be required by a Participant who is participating only in the Insurance Premium Benefit portion of the Plan.

(b) An Employee who becomes eligible to become a Participant after the July 1, 1997 must complete, sign and file an initial Benefit Election Form with the Plan Administrator during the 30 day period beginning on the day the Employee first becomes eligible to participate in the Plan. If an Employee first becomes eligible to become a Participant after the end of an annual Election Period, the elections made on the initial Benefit Election
Form shall be
effective, subject to Section 3.05, for the period beginning on the first day of participation and ending on the last day of the Plan Year within which such participation began.

(c) An Eligible Employee who fails to complete, sign and file a Benefit Election Form with the Plan Administrator in accordance with paragraph (a) or (b) above during an initial election period may become a participant on a later date in accordance with
Section 3.03 or 3.04.

    3.03  Annual Benefit Election Period
          Each Employee who is a Participant or who is eligible to become a Participant must complete, sign and file a Benefit Election Form during the Election Period. The elections made by the Participant on this Benefit Election Form shall be effective, subject to Section 3.04, for entire Plan Year beginning on the Anniversary Date. An Employee who is a Participant and who fails to complete, sign and file a Benefit Election Form as required by this Section 3.03 shall seemed to have elected to continue the same benefits and coverages then in effect for such Participant.

    3.04  Changes of Benefit Elections
A Participant may change or terminate the election of benefits (and any salary reduction agreement referenced in Section 5.01) within 30 days of the occurrence of a Life Event. An Employee who is eligible to become a Participant but failed to complete a Benefit Election Form during the initial Election Period pursuant to Section 3.02(a) or (b) may become a Participant and file a Benefit Election Form within 30 days of the occurrence of a Life Event. Elections made pursuant to this Section 3.04 shall be effective for the balance of the Plan Year in which the election is made and beginning on the first day of the pay period next following the day the new Benefit Election Form is filed with the Plan Administrator, other than as provided in Section 3.04(b), below.

A Participant may revoke a prior election, or elect alternate coverage, with respect to the balance of the Plan Year if any independent, third-party provider of medical benefits previously elected by the Participant either significantly increases the premiums for such coverage, or significantly curtails or terminates such plans, during the Plan Year coverage period. A Participant otherwise entitled to make a revocation or alternate election under this Section must do so within 30 days of receipt of written notice from the Plan Administrator of the significant change in cost or composition of the benefit originally elected. Accordingly, the Plan Administrator shall have the affirmative duty of providing Participants with written notification of such changes as soon as is administratively feasible.

    3.05  Termination of Election
          A Participant may revoke a prior election upon termination of employment. Likewise, failure to make required contributions for any benefit elected under this Plan shall automatically terminate any prior election with respect to such benefit, unless delinquent contributions are brought current within 30 days of the date that they became delinquent. If revocation occurs under this Section 3.05, no new election may be made by such Participant during the remaining coverage period of the Plan Year.

ARTICLE IV
PARTICIPANT BENEFIT ACCOUNTS

    4.01  Provision for Participant Accounts
          The Plan Administrator shall maintain a Participant Account for each Participant. The Participant Account may be divided into subaccounts
(hereinafter referred to as "Individual Benefit Accounts"). If Dependent Care Expense benefits are elected, a Dependent Care Expense Individual Benefit Account shall be created.

	4.02	Accounting For Participant Accounts
		Amounts shall be credited to the Participant Account in accordance with
Article
V and allocated to Individual Benefit Accounts in accordance with Section 5.02.
Individual
Benefit Accounts shall be debited in accordance with Sections 5.04, 5.06, and 6.01(a)-(b).

	4.03	Nature of Participant Accounts
		No money shall actually be allocated to any Participant Account or Individual Benefit Account; any such Account shall be of a memorandum nature, maintained by the Administrator for accounting purposes, and shall not be representative of any identifiable trust assets. No interest will be credited to or paid on amounts credited to the Participant Account or any Benefit Account.

ARTICLE V
CREDITS AND DEBITS TO ACCOUNTS

    5.01  Source of Credits to Participant Accounts
          During the applicable Election Period determined under Article III, an Employee may enter into a salary reduction agreement with an Employer. The maximum amount of such salary reduction shall not exceed the limitation contained in Section 6.03. No money or other contribution shall be paid by any Participant to his or her Participant Account, other than as provided in this
Article V.

    5.02  Allocations to Participant Subaccounts
          Amounts credited to a Participant's Account shall be allocated, on the date credited, to the respective Individual Benefit Accounts of the Participant pursuant to the elections made by the Participant in accordance with, Article VI. All payments of benefit amounts under the Plan shall be debited against the appropriate Benefit Account.

    5.03  Allocations Irrevocable During Plan Year
          Except as provided in Section 3.04, neither (a) the amounts to be credited to a Participant Account during a Plan Year pursuant to Sections 5.01 and 5.02, nor (b) the allocation of such amounts to the appropriate Individual Benefit Accounts of a Participant pursuant to Section 5.02, can be changed during the Plan Year.

    5.04  Unused Benefits
          No current or former Participant shall have any right or interest in unused benefit credits that have not been applied to the payment of benefits elected hereunder for that Plan Year. Accordingly, any resulting excess of Participants' contributions over benefits elected plus the reasonable administrative expenses will be refunded by the Trust to the Company after the expiration of days after the close of the Plan Year, and the Company shall be free to apply such refund in any manner it sees fit.

    5.05  Reduction of Certain Elections to Prevent Discrimination
          The Plan Administrator shall have the unilateral authority to reduce the benefit elections of certain employees if such a reduction is necessary to prevent the Plan from becoming discriminatory within the meaning of Section 125(b) of the Code. The Administrator's power to reduce benefits extends to the following cases:

(a) In the case that Dependent Care Assistance Benefits have been elected by an Employee who is a highly compensated individual or an owner within the meaning of Section 129(d)(2) and (4) of the Code, as amended by the Tax Reform Act of 1986; and

(b) In each other case of benefits elected, the Employee is considered to be "Highly Compensated" within the meaning of Section 125(e) of the Code, or is otherwise a "Key Employee" within the meaning of Section 416(i)(1) of the Code, and the regulations thereunder.

    5.06  Modification of Elections due to Premium Increases
          The Plan Administrator may automatically increase or decrease the amount of a Participant's Salary Reduction during the Plan Year in response to an appropriate change in the premiums charged by an insurer for any of the insured benefits elected hereunder, commensurate with the time that the insurer has made such premium change effective. Unless the Participant is entitled to a change of election under Section 3.04(b), the adjusted salary reduction amount shall be in effect until the end of the Plan Year coverage period, or earlier change in premiums required by the insurer, or by another insurer providing substituted coverage during the Plan Year.

ARTICLE VI
BENEFITS

	6.01	Benefits Available Under the Plan
		The Qualified Benefits available for election are one or more of the following:

(a) Dependent Care Expense Reimbursement Benefit. Pursuant to a separate, written document, the Company maintains a Dependent Care Assistance Plan. Under such Plan, payment shall be made to the Participant in the form of an Employer-provided amount through, and in accordance with the provisions of, the Company's Dependent Care Assistance Plan, a copy of which is attached hereto and made a part hereof, established and maintained under Section 129 of the Code. The maximum amount provided under this form of benefit during any Plan Year may not exceed the earned income of an unmarried Participant, or the lesser of the earned income of the Participant or the Participant's spouse, if he or she is married. In no event may the annual benefit provided for any Participant during any Plan Year under this Section exceed $5,000, or, if the Participant is married and files a separate tax return, $2,500. To receive benefits under this Section, the Participant must file a written claim for benefits with the Plan Administrator which shall include substantiation of any such claims prior to being eligible to receive reimbursement for eligible dependent care expenses under this part. The Plan Administrator shall be entitled to rely on any written statements made by the Participant or any of his dependents concerning compliance with Sections 21 and 129 of the Code, and shall be under no duty to make investigation of the accuracy of such statements.

(b) Insurance Premium Benefit. Payments shall be made to the appropriate Insurer of amounts equal to the premiums otherwise payable by (or on behalf of) the Participant during the Plan Year, for coverage of the Participant, or the Participant's spouse or dependents, under the insurance programs maintained by the Company pursuant to this Plan, as set out below. Each Participant shall have the right to select that portion of his or her available benefit funds to be used to provide such benefit. The maximum benefit under this Section shall be the amount of premiums due during the Plan Year. In the event of premium changes that become effective during a Plan Year, a Participant's existing election as to a salary reduction shall automatically be adjusted to reflect the increases or decreases, as provided in Section 5.06, above.

    6.02  Cash Benefit
          In lieu of the Qualified Benefits herein provided, to the extent that a Participant waives benefits thereunder, such Participant shall be deemed to have elected to receive equivalent amounts as a taxable benefit in the form of cash compensation.

    6.03  Overall Limitation on Annual Benefits
          The maximum dollar amount of Employer contributions that may be applied for the benefit of any individual Participant hereunder toward the purchase of nontaxable benefits provided herein during any Plan Year shall be the sum of the limitations set forth in paragraphs (a) and (b) of Section 6.01.

    6.04 Requirement that Participant Contributions Be by Salary Reduction Any employee contributions required toward the purchase of the qualified benefits selected under Article VI shall be made by a reduction in the Participant's taxable compensation (to the extent such benefits would be considered to be tax-free under Chapter I of the Code), and by after tax salary deduction where the elected benefit is not tax-free, as indicated on the Participant's benefit Election and Salary Reduction Agreement.

    6.05  Continuation of Coverage
          Each benefit plan made available under Article VI that is considered to be a "group health plan" under Section 5000(b)(1) of the Code, because employees and their families are provided with health care benefits within the meaning of Section 213(d)(1) of the Code shall contain the necessary provisions required by Section 4980B of the Code and Section 601 of ERISA, to assure that such benefits may be continued on or after the occurrence of the qualifying events defined in Section 498OB(f)(3) of the Code.

ARTICLE VII
PLAN ADMENISTRATION

    7.01  Allocation of Authority
          Except as to those functions reserved within the Plan to the Company or the Board of Directors, the Plan Administrator shall control and manage the operation and Administration of the Plan and shall direct the Trustee in the discharge of the duties enumerated in Article VIII, below. The Plan Administrator shall have the exclusive right (except as to matters reserved to the Board of Directors by the Plan or which the Board may reserve to itself) to interpret the Plan and to decide all matters arising thereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions. All determinations of the Plan Administrator or the Board of Directors with respect to any matter hereunder shall be conclusive and binding on all persons. Without limiting the generality of the foregoing, the Plan Administrator shall have the following powers and duties:

(a) To require any person to furnish such reasonable information as he may request for the purpose of the proper administration of the Plan as a condition to receiving any benefits under the Plan;

(b) To make and enforce such rules and regulations and prescribe the use of such forms as he shall deem necessary for the efficient administration of the Plan;

(c) To decide on questions concerning the Plan and the eligibility of any Employee to participate in the Plan, in accordance with the provisions of the Plan;

(d) To determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan; to inform the Company, Insurer or Trustee (if any), as appropriate, of the amount of such Benefits; and to provide a full and fair review to any Participant whose claim for benefits has been denied in whole or in part;

(e) To designate other persons to carry out any duty or power which would otherwise be a fiduciary responsibility of the Plan Administrator, under the terms of the Plan.

    7.02  Provision for Third-Party Plan Service Providers
          The Plan Administrator, subject to approval of the Board of Directors, may employ the services of such persons as it may deem necessary or desirable in connection with operation of the Plan. The Plan Administrator, the Company (and any person to whom it may delegate any duty or power in connection with the administration of the Plan), and all persons connected therewith may rely upon all tables, valuations, certificates, reports and opinions furnished by any duly appointed actuary, accountant, (including Employees who are actuaries or accountants), consultant, third party administration service provider, legal counsel, or other specialist, and they shall be fully protected in respect to any action taken or permitted in good faith in reliance thereon. All actions so taken or permitted shall be conclusive and binding as to all persons.

    7.03  Several Fiduciary Liability
          To the extent permitted by law, neither the Plan Administrator nor any other person shall incur any liability for any acts or for failure to act except for his own willful misconduct or willful breach of this Plan.

    7.04  Compensation of Plan Administrator
          Unless otherwise agreed to by the Board of Directors, the Plan Administrator shall serve without compensation for services rendered in such capacity, but all reasonable expenses incurred in the performance of his duties shall be paid by the Company.

    7.05  Bonding
          Unless otherwise determined by the Board of Directors, or unless required by any Federal or State law, the Plan Administrator shall not be required to give any bond or other security in any jurisdiction in connection with the administration of this Plan.

    7.06  Payment of Administrative Expenses
          All reasonable expenses incurred in administering the Plan, including but not limited to administrative fees and expenses owing to any third party administrative service provider, actuary, consultant, accountant, attorney, specialist, or other person or organization that may be employed by the Plan Administrator in connection with the Administration thereof, shall be paid by the Company, provided, however that each Participant shall bear the monthly cost (if any) charged by a third party administrator for maintenance of his Benefit Account unless otherwise paid by the Company.

    7.07  Funding Policy
          The Company shall have the right to enter into a contract with one or more insurance companies for the purposes of providing any benefits under the Plan and to replace any of such insurance companies or contracts. Any dividends, retroactive rate adjustments or other refunds of any type which may become payable under any such insurance contract shall not be assets of the Plan but shall be the property of, and shall be retained by the Company.

    7.08  Source of Payments
          The Company, the Employers, Trust Fund, and any insurance company contracts purchased or held by the Company or the Trustees shall be the sole sources of benefits due under the Plan. No employee or beneficiary shall have any right to, or interest in, any assets of the Company or an Employer in connection with the benefits provided under the Plan either during participation in the Plan, or upon termination of participation, other than as provided in the Plan.

    7.09  Disbursement Reports
          The Plan Administrator shall issue directions to the Company concerning all benefits which are to be paid from the Company's general assets pursuant to the provisions of the Plan.

    7.10  Timeliness of Payments
          Payments shall be made as soon as administratively feasible after the required forms and documentation have been received by the Plan Administrator.

    7.11 Requirement that Participants Substantiate Reimbursable Expenses Each Participant must submit a written Claim Voucher to the Plan
Administrator to receive reimbursements from his Medical Expense Reimbursement Benefit Account, or Dependent Care Benefit Account, on a form provided by the Plan Administrator, along with such evidence as the Plan Administrator shall reasonably deem necessary as to substantiate the nature, the amount, and timeliness of any expenses that may be reimbursed. Such request must be submitted by the fourth (4th) Friday of the month in order to receive a reimbursement for his Reimbursable Expenses in the following month. Year-end expense reimbursement claims must be submitted to the Plan Administrator within 90 days of the close of the Plan Year for which the Benefit election is effective, and during which such expense was incurred, in order to be eligible for reimbursement. Likewise, if a Participant terminates participation in the Plan with a credit balance in any Benefit Account, such Participant shall be entitled to submit to the Plan Administrator any claims for reimbursement for Reimbursable Expenses incurred during the Plan Year in which the Participant terminated his or her employment (up to the amount of such balance) at any time within 90 days after the close of the Plan Year in which the Participant terminated participation.

    7.12  Limit on Coverage
          Any coverage elected by a Participant under this Plan shall cease if the Participant fails to make any required contributions toward such coverage.


ARTICLE VIII
TRUST PROVISIONS

    8.01  Establishment and Acceptance of Trust
          A Trust is hereby created hereunder for the purposes of holding and administering the assets necessary to provide the benefits stated herein. The Trust shall receive all contributions from the Employers in cash, or in such other form that may subsequently be approved by the U.S. Department of Labor. All amounts so received, together with any earnings thereon (hereinafter called the "Trust Fund") shall be held, managed, and administered by the Trustee in accordance with the terms of the Plan and related Trust. By execution of this Agreement, the Trustee hereby accepts the Trust created hereunder, and agrees to perform all duties specified herein.

    8.02  Investment of Trust Assets
          The Trustee shall keep all the assets held in Trust in one or more demand account or accounts in a federally insured bank, savings and loan association or other similar financial institution. In addition, at the direction of the Company, the Trustee may serve as the nominal contract holder on one or more form or forms of group life or health insurance offered by an insurer authorized to transact business in the domicile state of the Trust created herein for purposes of providing benefits hereunder.

    8.03  Powers of the Trustee
          In addition to other powers expressly invested in the Trustee in other parts hereof, the Trustee shall have the following powers:

(a) To exercise any of the incidents and rights of ownership with respect to any financial accounts created and held hereunder, as well as to any insurance contracts held by the Trustee, subject to the written direction of the Plan Administrator.

(a) To cause all financial accounts to be registered in the name of the Trustee or its nominee in bearer form, provided that the books and records of the Trustee shall at all times reflect the security or other property physically held by another in bearer form as part of the Trust Fund.

(c) To make, execute, acknowledge and deliver such documents as may be necessary to carry out the purposes of this Trust.

(d) To settle, compromise or submit to arbitration any claims, debts or damages due or owing from the Trust; to commence or defend lawsuits or other legal proceedings; and to represent the Trust in all lawsuits or other legal proceedings.

(e) To employ suitable agents and legal counsel (who may be counsel for the Company) and to pay their reasonable fees, expenses and other just compensation.

To perform all such acts and exercise all such rights and privileges, including those not mentioned herein, as the Trustee may deem necessary to administer the Trust Fund and to carry out the purposes of this Trust.

    8.04  Payments from the Fund
          Upon written direction from the Plan Administrator, the Trustee shall disburse such amounts and at such times as may be necessary to pay the benefits due under the Plan.

    8.05  Trustee Compensation; Trust Expenses
          The Trustee shall serve without compensation, unless otherwise agreed by the Company, but shall be reimbursed by the Company for all reasonable expenses incurred by it in connection with operation of the Trust. The Company shall pay all expenses of establishing and maintaining this Plan and Trust unless the Company directs the Trustee to do so out of the Trust Fund. Any taxes levied against the Trust fund shall be paid by the Trustee out of such Fund.

    8.06  Accounting
          The Trustee shall keep detailed records of all receipts, disbursements, transactions and investments, and shall permit their examination during reasonable business hours by any officer or employee of the Company authorized in writing by the Company to do so, or as may be required by law. Within 180 days following the close of the Plan Year, the Trustee shall submit to the Plan Administrator a detailed, written report of all financial activities of the Trust for the most recent Plan Year, including the fair market value of all assets held by the Trust on the last day of such previous Plan Year. Upon the expiration of 60 days from the filing of the annual report with the Plan Administrator as required by this Section 8.06, the Trustee shall be forever absolved from responsibility to the Company or the Plan Administrator for the propriety or accuracy of such report, or the transactions reflected therein, except with respect to acts of commission or omission for which the Company or the Plan Administrator files a written exception within said 60 day period.

    8.07  Trustee Liability
(a) The Trustee shall be fully protected in relying on the written instructions and representations of any officer or agent of the Company, or of the Plan Administrator, after first having made prudent inquiry as to the truth or accuracy of such instructions or representations.

(b) The Company shall indemnify the Trustee and the Trust Fund against any liability imposed as a result of a claim asserted by any person or persons under state or federal law where the Trustee has acted in good faith in reliance on the written direction of the Company or the Plan Administrator.

(c) The Company may purchase "Errors and Omissions" liability Insurance for any Trustee.

    8.08  Removal and Resignation; Successor Trustee
          Any Trustee may resign at any time by delivering to the Company a written notice of such resignation to take effect not less than 60 days after such delivery, unless the Company shall accept as adequate a shorter notice. Any Trustee may be removed by the Company by mailing a certified copy of such resolution by certified or registered mail addressed to the Trustee at the Trustee's last known address, or by delivery of said certified copy to the Trustee, in either instance the certified copy to be accompanied by a written notification that removal is to take effect on the date specified therein, unless the Trustee shall accept as adequate a shorter notice. No such removal shall become effective until the appointment by the Company and the qualification of a successor Trustee.

          Upon the resignation or removal of a Trustee, the Trustee shall have the right to a settlement of its accounts at the expense of the Company or the Trust. Upon completion of such accounting and payment to the Trustee of its expenses, such Trustee shall transfer, assign, convey and deliver such Trust as it may then be constituted and shall thereupon be discharged from further accountability for the Trust. The Company covenants that it will forthwith appoint a successor Trustee in case of resignation or removal of a Trustee.

          Any successor Trustee shall qualify as such by executing, acknowledging and delivering to the Company an instrument accepting such appointment hereunder on a form acceptable to the Company, and thereupon such successor Trustee shall become vested with all title, rights, powers, discretion, duties and obligations of its predecessor Trustee with the same effect as if originally named as Trustee herein except that no successor Trustee shall be liable for the acts or omissions of any other Trustee.

    8.09  Term of Trusteeship
          Each Trustee shall serve at the pleasure of the Board of Directors without specific term of trusteeship until removal or resignation occurs.


ARTICLE IX
INSURERS

    9.01  Provision Relating to Insurers
          No insurer shall be required or permitted to issue an insurance policy or contract that is inconsistent with the purposes of this Plan, nor be bound to take any action nor in accordance with the terms of any policy or contract issued in connection with this Plan. The insurer shall not be deemed to be a party to this Agreement, nor shall it be bound to interpret the construction or validity of the Plan or Trust. The insurer shall be protected from its good faith reliance on the written representations and instructions of the Trustee and the Plan Administrator, and shall not be responsible for the initial or continued qualified status of the Plan.

    9.02  Definition of Insurer
          "Insurer" means any legal reserve life insurance company authorized to transact business in the domicile state of the Trust.

    9.03  Conflicting Provisions
          If any provision of any insurance policy or contract conflicts with the provisions of this Plan and Trust, the provisions of the Plan and Trust shall prevail.


ARTICLE X
CLAIMS PROCEDURES

    10.01 Procedure if Benefits are Denied Under the Plan
          Any Employee, beneficiary, or his duly authorized representative may file a claim for a plan benefit to which the claimant believes that he is entitled, but that has been previously denied by the Plan Administrator. Such a claim must be in writing and delivered to the Plan Administrator in person or by mail, postage prepaid. Within 90 days after receipt of such claim, the Plan Administrator shall send to the claimant by mail, postage prepaid, notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial period. If such extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial 90-day period. The Plan Administrator shall have full discretion to deny or grant a claim in whole or in part. If notice of the denial of a claim is not furnished in accordance with this Section 10.01, the claim shall be deemed denied and the claimant shall be permitted to exercise his right to review pursuant to Sections 10.03 and 10.04.

    10.02 Requirement for Written Notice of Claim Denial
          The Plan Administrator shall provide to every claimant who is denied a claim for benefits a written notice setting forth in a manner calculated to be understood by the claimant, containing the following information:

(a)  The specific reason or reasons for denial;

(b) Specific reference to pertinent Plan provisions on which the denial is based;

(c   A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and

(d)  An explanation of the Plan's claim review procedure.

    10.03 Right to Request Hearing on Benefit Denial
          Within 60 days after the receipt by the claimant of written notification of the denial (in whole or in part) of his claim, the claimant or his duly authorized representative may make a written application to the Plan Administrator, in person or by certified mail, postage prepaid, to be afforded a review of such denial; may review pertinent documents; and may submit issues and comments in writing.

    10.04 Disposition of Disputed Claims
          Upon receipt of a request for review, the Plan Administrator shall make a prompt decision on the review matter. The decision on such review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent plan or insurance policy provisions on which the decision was based. The decision upon review shall be made not later than 60 days after the Plan Administrator's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of a request for review. If an extension is necessary, the claimant shall be given written notice of the extension prior to the expiration of the initial 60 day period. If notice of the decision on the review is not furnished in accordance with this Section 10.04, the claim shall be deemed denied and the Claimant shall be permitted to exercise his right to legal remedy pursuant to Section 10.05.

    10.05 Preservation of Remedies
          After exhaustion of the claims procedure as provided under this Plan, nothing shall prevent any person from pursuing any other legal or equitable remedy.


ARTICLE XI
AMENDMENT OR TERMINATION OF PLAN

    11.01 Permanency
          While the Company fully expects that this Plan will continue indefinitely, due to unforeseen, future business contingencies, permanency of the Plan will be subject to the Company's right to amend or terminate the Plan, as provided in Sections 11. 02 and 1 1.03, below.

    11.02 Company's Right to Amend .
          The Company reserves the right to amend the Plan at any time and from time-to-time, and retroactively if deemed necessary or appropriate to meet the requirements of Section 125 of the Code, or any similar provisions of subsequent revenue or other laws, or the rules and regulations from time to time in effect under any of such laws or to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan; provided, however, that, subject to
Section 5.04, no such modification or amendment shall make it possible for any Accrued Benefit Account Balance to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their beneficiaries under the Plan. Any amendments to this Plan may be effected by a written resolution adopted by a majority of the Board of Directors of the Company.

    11.03 Employer's Right to Terminate
          The Company reserves the right to discontinue or terminate the Plan without prejudice at any time without prior notice. Termination of the Plan shall be effected by a written resolution adopted by a majority of the Company's Board of Directors. Furthermore, the Plan will also automatically terminate if the Company (1) is legally dissolved, (2) makes a general assignment for the benefit of its creditors, (3) files for liquidation under the Bankruptcy Code, (4) merges or consolidates with any other entity and it is not the surviving entity, or if it sells or transfers substantially all of its assets, or goes out of business, unless the Company's successor in interest agrees to assume the liabilities under this Plan as to the Participants and Eligible Dependents.

    11.04 Determination of Effective Date of Amendment or Termination
          Any such amendment, discontinuance or termination shall be effective as of such date as the Board of Directors shall determine. Subject to Section 5.06, no amendment discontinuance or termination shall allow the return to any Employer of any Account Balance nor its use for any purpose other than for the exclusive benefit of the Participants and Eligible Dependents.


ARTICLE XII
GENERAL PROVISIONS

    12.01 Not an Employment Contract
          Neither this Plan nor any action taken with respect to it shall confer upon any person the right to continued employment with any Employer.

    12.02 Applicable Laws
          The provisions of the Plan shall be construed, administered and enforced according to applicable Federal law and the laws of the State of Missouri.

    12.02 Post-Mortem Payments
          Any Benefit payable under the Plan after the death of a Participant shall be paid to his surviving spouse (if any), otherwise, to his estate. If there is doubt as to the right of any beneficiary to receive any amount, the Plan Administrator may retain such amount until the rights thereto are determined, without liability for any interest thereon, or it may pay such amount into any court of appropriate jurisdiction, in either of which events neither the Plan Administrator, nor any Employer, shall be under any further liability to any person.

    12.04 Nonalienation of Benefits
          No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person. If any person entitled to benefits under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, or if any attempt is made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit, except as specifically provided in the Plan, then such benefit shall cease and terminate at the discretion of the Plan Administrator, and he may hold or apply the same or any part thereof for the benefit of any dependent or beneficiary of such person, in such manner and proportion as he may deem proper.

    12.05 Mental or Physical Incompetency
          If the Plan Administrator determines that any person entitled to payments under the Plan is incompetent by reason of physical or mental disability, he may cause all payments hereafter become due to such person to be made to any other person for his benefit, without responsibility to follow the application of amounts so paid. Payments made pursuant to this Section shall completely discharge the Plan Administrator and Employer from further liability hereunder.

    12.06 Inability to Locate Payee
          If the Plan Administrator is unable to make payment to any Participant or other person to whom a payment is due under the Plan because he cannot ascertain the identity or whereabouts of such Participant or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due) mailed to the last known address of such Participant or other person as shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant or other person shall be forfeited seven years after the date of any such payment first became due.

    12.07 Requirement for Proper Forms
          All communications in connection with the Plan made by a Participant shall become effective only when duly executed on any forms as may be required and furnished by, and filed with, the Plan Administrator.

    12.08 Multiple Functions
          Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

    12.09 Tax Effects
          Neither the Company, the Plan Administrator nor the Trustee makes any warranty or other representation as to whether any payments made to or on behalf of any Participant hereunder will be treated as excludable from gross income for state or federal income tax purposes.

    12.10 Gender and Number
          Masculine pronouns include the feminine as well as the neuter genders, and the singular shall include the plural, unless indicated otherwise by the context.

    12.11 Headings
          The Article and Section headings contained herein are for convenience of reference only, and shall not-be construed as defining or limiting the matter contained thereunder.

    12.12 Incorporation by Reference
          The actual terms and conditions of the separate benefits offered under this Plan are contained in separate, written documents governing each respective benefit, and shall govern in the event of a conflict between the individual plan document and this Agreement as to substantive content. To that end, each such separate document, as amended or subsequently replaced, is hereby incorporated by reference as if fully recited herein.

    12.13 Severability
          Should any part of this Plan subsequently be invalidated by a court of competent jurisdiction, the remainder thereof shall be given effect to the maximum extent possible.


IN WITNESS WHEREOF, Data Research Associates, Inc., as the Company, has adopted the foregoing amended and restated Cafeteria Plan this day 17th of April 1997.

DATA RESEARCH ASSOCIATES, INC.

/s/Katharine W. Biggs
------------------------
Name: Katharine W. Biggs
Title: Vice President and Chief Financial Officer


ATTEST:

/s/Laura Haralson
-----------------


The undersigned, as Trustee of the Cafeteria Plan Trust, hereby acknowledges receipt of the foregoing instrument this 17th day of April 1997 and agrees to serve as Trustee thereunder.


/s/ Michael J. Mellinger
---------------------------------------
Michael J. Mellinger, President and CEO


DATA RESEARCH ASSOCIATES, INC. DEPENDENT CARE ASSISTANCE PLAN

ARTICLE I
PURPOSE

Data Research Associates, Inc. (hereinafter referred to as the "Company") has established the Data Research Associates, Inc. Dependent Care Assistance Plan, as of the Effective Date.

This Plan has been established to reimburse the eligible employees of the Employer for the cost of dependent care expenses incurred by them incidental to their being employed. It is intended that the Plan meet the requirements for qualification under Section 129(d)(1) of the Code, and that benefits paid employees hereunder be excludable from their gross incomes by virtue of
Section 129(a) of the Code.


ARTICLE II
DEFINITIONS

    2.01 "Benefits" means any amounts paid to a Participant in the Plan as reimbursement for Qualifying Employment Related Expenses paid or incurred by the Participant during a Plan Year.

    2.02  "Code" means the Internal Revenue Code of 1986, as amended.

    2.03  "Company" means Data Research Associates, Inc. the sponsor of the
          Plan.

    2.04 "Dependent" means any individual who is a dependent of a Participant within the meaning of Section 152(a) of the Code.


    2.05 "Earned Income" means all income derived from wages, salaries, tips, self-employment, and other employee compensation (such as disability or wage continuation benefits),but does not include (a) any amounts received pursuant to this Plan or any other dependent care assistance program under
Section 129 of the Code, (b) any amount received as a pension or annuity, or
(c) unemployment or workers compensation.

    2.06 "Educational Institution" means any college or university, the primary function of which is the conduct of formal instruction, and which routinely maintains a regular faculty and curriculum and normally has an enrolled student body in attendance at the location where its educational activities are regularly presented.

    2.07  "Effective Date" means July 1, 1997.

    2.08 "Eligible Employment Related Expenses" means those Qualifying Employment-Related Expenses (as defined below) paid or incurred incident to maintaining employment, other than amounts paid to:

          (a) an individual with respect to whom a deduction is allowable under Code Sec. 151(e) to the Participant or his spouse; or

          (b)  the Participant's spouse; or

          (c)  a child of the Participant who is under 19 years of age.

    2.09  "Employee" means any individual who is employed by an Employer.

    2.10 "Employer" means Data Research Associates, Inc. or any affiliate or successor of either that subsequently adopts this Plan. Such term includes any other organization that is a member of a controlled group of businesses with any Employer within the meaning of Sections 414(b), (c), and (m) of the Code.

    2.11 "Participant" means any Employee who has met the eligibility requirements contained in Article III, below.

    2.12 "Plan" means the Data Research Associates, Inc. Dependent Care Assistance Plan.

    2.13 "Plan Administrator" means the person appointed by the Company having the authority and responsibility to manage and direct the operation and administration of the Plan.

    2.14 "Plan Year" means the annual accounting period of the Plan, which begins on January 1 of each year and ends on December 31 of each year.

    2.15 "Qualifying Daycare Center" means (a) a child daycare center which complies with all applicable state and local licensing laws and regulations of the jurisdiction in which it is operated; (b) provides care for more than six individuals (other than individuals who reside at such daycare center); and (c) receives a fee, payment or grant in return for services to individuals for whom it provides services, without regard to whether such facility is operated for a profit.

    2.16 "Qualifying Employment-Related Expenses" means those expenses that would be considered to be employment-related expenses under Section 21(b)(2) of the Code (relating to expenses for household and dependent care services necessary for gainful employment) if paid for by the Employee.

    2.17  "Qualifying Individual" means:

          (a)  a Dependent of the Participant who is under the age of 13;

          (b) a Dependent of a Participant who is mentally or physically incapable of caring for himself or herself; or

          (c) the Spouse of a Participant who is mentally or physically incapable of caring for himself or herself.

    2.18  "Qualifying Services" means services performed:

          (a)  in the Participant's home; or

          (b) outside the Participant's home for (1) the care of a Dependent of the Participant who is under age 13, or (2) the care of any other Qualifying Individual who resides at least eight hours per day in the Participant's household.

    2.19 "Services" means the services performed relating to the care of a Qualifying Individual that enables the Participant or his spouse to remain gainfully employed.

    2.20 "Spouse" means an individual who is legally married to a Participant, but shall not include an individual legally separated from the Participant under a divorce or separate maintenance decree.

    2.21 "Student" means an individual who, during each of five or more calendar months during the Plan Year, is a full time student at an Educational Institution.


ARTICLE III
ELIGIBILITY

Each Employee who meets the eligibility requirements of the Data Research Associates, Inc. Cafeteria Plan shall be eligible to participate in the Plan.


ARTICLE IV
BENEFITS

    4.01  Eligibility for Benefits
Each Participant in the Plan shall be entitled to a benefit hereunder for all Eligible Employment Related Expenses incurred by him or her on or after the effective date of participation, subject to the limitations contained in
Article V, below.

    4.02  Claims for Benefits
         No benefit shall be paid hereunder unless a Participant has first submitted a written claim for benefits to the Plan Administrator on a form specified by the Plan Administrator, and pursuant to the procedures set out in the Data Research Associates, Inc. Cafeteria Plan. Upon receipt of a properly documented claim, the Employer shall pay the Participant the benefits provided under this Plan within the time specified for payment under Data Research Associates, Inc. Cafeteria Plan. A Participant may submit a claim for reimbursement for a Qualifying Expense arising during the Plan Year at any time during the period that begins when the expense is incurred, and ends 90 days after the close of the Plan Year.

    4.03  Required Information
         Each Participant's claim for benefits shall contain a written statement containing the following information:

          (a) the Dependent or Dependents for whom services are to be or have been performed;

          (b) the nature of the services performed on behalf of the Participant;

          (c)  the amount of the requested reimbursement;

          (d) the relationship of the service provider to the Participant, if any;

          (e) if the services are performed by a child of the Participant, the age of such child;

          (f)  the place where any services are being or will be performed;

          (g) if services are to be performed outside the Participant's household, a statement as to whether the Dependent being provided with such services spends at least eight hours per day in such household;

         (h) if services are being or are to be performed in a daycare center that regularly provides dependent care services for more than 6 individuals on a nonresident basis, a statement the such facility meets the criteria for qualification set out in Section 2.15, above, and Code Sec. 21(b)(2)(C); and

         (i) if the Participant is married, a statement of (1) the Spouse's salary or wages, if employed, or (2) if the Spouse is not employed, a statement that (i) he or she is incapacitated, or (ii) he or she is a full time student at an Educational Institution and the months of the Plan Year that such Spouse will be in attendance at such Institution.

    4.04  Payment of Benefits
         The Plan Administrator shall make the reimbursement payments provided herein to a Participant as soon as is administratively feasible.

    4.05  Repayment of Excess Reimbursements
          If, as of the end of any Plan Year, it is determined that a Participant has received payments under this Plan that exceed the amount of Qualifying Expenses that have been substantiated by such Participant during the Plan Year, the Plan Administrator shall give the Participant prompt written notice of any such excess amount, and the Participant shall repay the amount of such excess to the Employer within 60 days of receipt of such notification.

    4.06  Termination of Benefits
         If a Participant ceases to be an employee of the Employer, such Participant shall continue to be treated as an active Participant for the remainder of the Plan Year in which termination occurs to the extent of any outstanding credit balance remaining in such employee's Reimbursement Account. Such Participant shall have the right to submit a claim for reimbursement for any Eligible Dependent Care Expense arising during the Plan Year of termination at any time prior to the expiration of the 90-day period following the close of such Plan Year.


ARTICLE V
BENEFIT LIMITATIONS

    5.01  Source of Payments
          All benefits derived hereunder shall be paid exclusively from the Participant's Dependent Care Expense Reimbursement Account under the Data Research Associates, Inc. Cafeteria Plan. In no event shall benefit payments hereunder exceed the amounts available for reimbursement under such Dependent Care Expense Reimbursement Account, net of any required administrative service fees and charges.

    5.02  Earned Income Limitation

          (a) No payment otherwise due a Participant hereunder shall exceed the lesser of:

              (1)  the Participant's earned income for the applicable month;

              (2) the earned income of the Participant's Spouse for such month; or

              (3) the balance standing to the Participant's credit in his Dependent Care Expense Reimbursement Account under the Data Research Associates, Inc. Cafeteria Plan.

          (b) For purposes of paragraph (a), a Spouse of a Participant who is not employed during a month in which the Participant incurs Eligible Employment Related Expenses and which Spouse is either incapacitated or is a Student shall be deemed to have earned income for such month equal to:

              (1) $200, if there is one Qualifying Individual for whom the Participant incurs Eligible Employment Related Expenses; or

              (2) $400, if there are more than one Qualifying Individuals for whom the Participant incurs Eligible Employment Related Expenses.

    5.03  Dollar Limitation
          In no event may benefits provided for any Participant during any Plan Year exceed $5,000, or if the Participant is married and files a separate income tax return, $2,500.

ARTICLE VI
PLAN ADMINISTRATION

    6.01  Administrative Functions
          The Plan Administrator shall be responsible for the day-to-day operation of the Plan, including verification of Eligible Employment Related Dependent Care Expenses, and determine the amounts that are eligible for reimbursement. The Plan Administrator may retain such consultants, actuaries, legal counsel and third party administrators as it deems necessary to fulfill its administrative functions hereunder.

    6.02  Annual Statements
          The Plan Administrator shall indicate the amount of reimbursement benefits made pursuant to this Plan during the precedent calendar year on the Form W-2 Wage and Tax Statement of each Participant electing benefits hereunder on or before January 31 of each year that this Plan is in effect.

ARTICLE VII
CLAIMS PROCEDURE

    7.01  Procedure if Benefits are Denied Under the Plan
          Any Participant, beneficiary, or his duly authorized representative may file a claim for a plan benefit to which the claimant believes that he is entitled. Such a claim must be in writing on a Benefit Claim Form and delivered to the Plan Administrator, in person or by mail, postage paid. Within 90 days after receipt of such claim, the Plan Administrator shall send to the claimant, by mail, postage prepaid, notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial period. If such extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial 90-day period. The Plan Administrator shall have full discretion to deny or grant a claim in whole or in part. If notice of the denial of a claim is not furnished in accordance with the Section 7.01, the claim shall be deemed denied and the claimant shall be permitted to exercise his right to review pursuant to Sections 7.03 and 7.04.

	7.02	Requirement for Written Notice of Claim Denial
		The Plan Administrator shall provide, to every claimant who is denied a claim or benefits, written notice setting forth in a manner calculated to be understood by the claimant:

          (a)  The specific reason or reasons for the denial;

          (b) Specific reference to pertinent Plan provisions on which the denial is based;

          (c) A description of any additional material of information necessary for the claimant to perfect the claim and an explanation of why such material is necessary, and

          (d)  An explanation of the Plan's claim review procedure.

    7.03  Right to Request Hearing on Benefit Denial
          Within 60 days after the receipt by the claimant of written notification of the denial (in whole or in part) of his claim, the claimant or his duly authorized representative, upon written application to the Plan Administrator, in person or by certified mail, postage prepaid, may request a review of such denial, may review pertinent documents, and may submit issues and comments in writing.

    7.04  Disposition of Disputed Claims
          Upon its receipt of notice of a request for review, the Plan Administrator shall make a prompt decision on the review. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent plan or insurance policy provisions on which the decision is based. The decision on review shall be made not later than 60 days after the Plan Administrator's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of a request for review. If an extension is necessary, the claimant shall be given written notice of the extension prior to the expiration of the initial 60 day period. If notice of the decision on the review is not furnished in accordance with this Section 7.04, the claim shall be deemed denied and the Claimant shall be permitted to exercise his right to legal remedy pursuant to Section 7.05.

    7.05  Preservation of Other Remedies
          After exhaustion of the claims procedures provided under this Plan, nothing shall prevent any person from pursuing any other legal or equitable remedy otherwise available.


ARTICLE VIII
AMENDMENT OR TERMINATION OF PLAN

    8.01  Permanency
          While the Employer fully expects that this Plan will continue indefinitely, due to unforeseen, future business contingencies, permanency of the Plan will be subject to the Company's right to amend or terminate the Plan, as provided in Sections 8.02 and 8.03, below.

    8.02  Employer's Right to Amend
          The Company reserves the right to amend the Plan at any time and from time-to-time, and retroactively if deemed necessary or appropriate to meet the requirements of Code Sec. 129, or any similar provisions of subsequent revenue or other laws, or the rules and regulations in effect under any of such laws or to conform with governmental regulations or other policies, to modify or amend in whole or in part any 'or all of the provisions of the Plan; provided, however, that no such modification or amendment shall make it possible or any Expense Reimbursement Account Balance to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their beneficiaries under the Plan. This Plan may be amended by a written resolution adopted by a majority of the Board of Directors of the Company.

    8.03  Employer's Right to Terminate
           The Company reserves the right to discontinue or terminate the Plan at any time without prejudice. This Plan may be ten-terminated by a written resolution adopted by a majority of the Board of Directors of the Company.
This Plan also shall terminate automatically if the Company (1) is legally dissolved, (2) makes a general assignment for the benefit of its creditors,
(3) files for liquidation under the Bankruptcy Code, (4) merges or consolidates with any other entity and it is not the surviving entity, or if it sells or transfers substantially all of its assets, or goes out of business, unless the Company's successor in interest agrees to assume the liabilities under this Plan as to the Participants and Eligible Dependents.

    8.04  Determination of Effective Date of Amendment or Termination
          Any such amendment, discontinuance or termination shall be effective at such date as the Board of Directors of the Employer shall determine. Subject to Section 4.06, no amendment, discontinuance or termination shall allow the return to any Employer of any Account Balance nor its use for any purpose other than for the exclusive benefit of Participants and their beneficiaries.


ARTICLE IX
GENERAL PROVISIONS

    9.01  No Employment Rights Conferred
          Neither this Plan nor any action taken with respect to it shall confer upon any person the right to be continued in the employment of the Employer.

    9.02  Post-Mortem Payments
          Any Benefit payable under the Plan after the death of a Participant shall be paid to his surviving spouse (if any), otherwise, to his estate. If there is doubt as to the right of any person to receive any amount, the Administrator may retain such amount until the rights thereto are determined, without liability or any interest thereon, or it may pay such amount into any court of appropriate jurisdiction, in either of which events neither the Administrator, nor any Employer, shall be under any further liability to any person.

    9.03  Nonalienation of Benefits
          No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person. If any person entitled to benefits under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan, or if any attempt is made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit, except as specifically provided in the Plan, then such benefit shall cease and terminate in the discretion of the Plan Administrator, and he may hold or apply the same or any part thereof to the benefit of any dependent or beneficiary of such person, in such manner and proportion as he may deem proper.

    9.04  Mental or Physical Incompetency
          If the Plan Administrator determines that any person entitled to payments under the Plan is incompetent by reason of physical or mental disability, as established by a court of competent jurisdiction, the Administrator may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow the application of amounts so paid. Payments made pursuant to this Section shall completely discharge the Plan Administrator and the Employer.

    9.05  Inability to Locate Payee
           If the Plan Administrator is unable to make payment to any Participant or other person to whom a payment is due under the Plan because he cannot ascertain the identity or whereabouts of such Participant or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant or other person as shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant or other person shall be forfeited seven years after the date such payment first became due.

    9.06  Requirement of Proper Forms
          All communications in connection with the Plan made by a Participant shall become effective only when duly executed on forms provided by an filed with the Plan Administrator.

    9.07  Source of Payments
          The Employer shall be the sole source of benefits under the Plan.
No Employee or beneficiary shall have any right to, or interest in, any assets of the Employer upon termination of employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Employee or beneficiary.

    9.08  Tax Effects
          Neither the Employer nor the Plan Administrator make any warranty or other representation as to whether or not any payments received by a Participant hereunder will be treated as includible in gross income for federal or state income tax purposes.

    9.09  Multiple Functions
          Any person or group or persons may serve in more than one fiduciary capacity with respect to the Plan.

    9.10  Gender and Number
          Masculine pronouns include the feminine as well as the masculine gender, and the singular shall include the plural, unless indicated otherwise by the context.

    9.11  Headings
           The Article and Section headings contained herein are for convenience of reference only, and shall not be construed as defining or limiting the matter contained thereunder.

    9.12  Applicable Laws
           This Plan shall, as to matters not otherwise preempted by federal law, be construed according to the laws of the State of Missouri.

    9.13  Severability
         Should any part of this Plan subsequently be invalidated by a court of competent jurisdiction, the remainder thereof shall be given effect to the maximum extent possible.